                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: September 1, 2003

                                Dynamic I-T, Inc.
         --------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           Colorado               000-10065                84-0820529
          ----------             -----------              ------------
(State or other jurisdiction (Commission File No.) (Employer Identification No.)
     of incorporation)


            331 Dante Court,
            Holbrook, New York                                  11741
            ----------------------------------------           -------
            (Address of principal executive offices)          (Zip Code)


               Registrant's telephone number, including area code:
                                 (631) 471-0065
                                 ---------------

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (A) Financial statements of business acquired

              Attached.

         (B) Pro forma financial information

              Attached.

         (C) Exhibits

                            ARTWORK AND BEYOND, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2002
                                AND JUNE 30, 2003

                                TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----
Independent Auditors' Report                                                 1

Balance Sheets                                                               2

Statements of Operations                                                     3

Statement of Stockholders' Deficiency                                        4

Statements of Cash Flows                                                     5

Notes to Financial Statements                                             6-16

Unaudited Proforma Financial Data                                        17-21

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Artwork and Beyond, Inc.
Holbrook, New York

We have audited the accompanying balance sheet of Artwork and Beyond, Inc. as of December 31, 2002 and the related statements of operations, stockholders' deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Artwork and Beyond, Inc. as of December 31, 2001, were audited by other auditors whose report dated February 22, 2002 included an explanatory paragraph on the Company's ability to continue as a going concern.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Artwork and Beyond, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company has recently begun to generate revenue, but has had continuing operating losses since inception. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in
Note 1 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Abrams and Company, P.C.

Melville, New York
February 12, 2003, except as to Note 13, the date of which is August 22, 2003

                            ARTWORK AND BEYOND, INC.
                                 BALANCE SHEETS

                                                     December 31,    June 30,
                                                        2002          2003
                                                     (Audited)     (Unaudited)
                                                   -------------  -------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                          $     1,420    $     9,323
Inventory                                                5,439            500
                                                   -----------    -----------
      Total current assets                               6,859          9,823
Equipment, net                                          15,533         12,491
Security deposit                                         5,631          5,631
Deferred offering costs                                 70,000              -
                                                   -----------    -----------
      Total assets                                 $    98,023    $    27,945
                                                   ===========    ===========



LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES:
Accounts payable and accrued expenses              $   161,341    $   187,279
Notes payable - shareholders/officer                    79,804        182,304
Customer deposits                                        2,505          1,566
                                                   -----------    -----------
  Total current liabilities                            243,650        371,149

COMMITMENTS AND CONTINGENCIES


STOCKHOLDERS' DEFICIENCY
Preferred stock, $.001 par value;
  1,000,000 shares authorized,
  no shares issued and outstanding
Common stock, $0.001 par value;
  20,000,000 shares authorized,
  9,671,664 and 10,671,664 shares issued
  and outstanding at December 31, 2002
  and June 30, 2003, respectively                        9,672         10,672
Additional paid-in capital                           1,975,981      1,954,981
Accumulated deficit                                 (2,121,280)    (2,308,857)
Common stock subscription receivable                   (10,000)             -
                                                   -----------    -----------
  Total stockholders' deficiency                      (145,627)      (343,204)
                                                   -----------    -----------
  Total liabilities and stockholders' deficiency   $    98,023    $    27,945
                                                   ===========    ===========

         The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

                            ARTWORK AND BEYOND, INC.
                            STATEMENTS OF OPERATIONS


                                                       December 31,    June 30,
                                                         2002            2003
                                                       (Audited)      (Unaudited)
                                                     ------------    ------------
Sales, net                                           $    196,279    $    109,605

Cost of sales                                              87,127          48,086
                                                     ------------    ------------

Gross profit                                              109,152          61,519

Commission income, net                                     16,935           5,826
                                                     ------------    ------------

Total income                                              126,087          67,345

Selling, general, and administrative expenses             495,670         254,922
                                                     ------------    ------------
Loss from operations before interest income,
      other income, and provision for income taxes       (369,583)       (187,577)

Other income                                               75,309
                                                     ------------    ------------
      Loss before provision for income taxes             (294,274)       (187,577)

Provision for income taxes
                                                     ------------    ------------

Net loss                                             $   (294,274)   $   (187,577)
                                                     ============    ============

Loss per common share - basic and diluted            $      (0.03)   $      (0.02)
                                                     ============    ============

Weighted average common shares outstanding              9,636,323      10,505,918
                                                     ============    ============


               The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

                            ARTWORK AND BEYOND, INC.
                      STATEMENT OF STOCKHOLDERS' DEFICIENCY



                                                                                                   Common
                                             Common Stock          Additional                      Stock
                                     --------------------------     Paid-in      Accumulated    Subscription
                                       Shares          Amount       Capital        Deficit        Receivable        Total
                                     -----------    -----------    -----------    -----------    -----------    -----------

Balance, January 1, 2002               9,600,000    $     9,600    $ 1,909,903    $(1,827,006)   $   (40,000)   $    52,497

Issuance of shares for accrued
expenses at June 30, 2002                 71,664             72         66,078              -              -         66,150
Reduction of common stock
subscription receivable                                                                               30,000         30,000
Net loss                                                                             (294,274)                     (294,274)
                                     -----------    -----------    -----------    -----------    -----------    -----------
Balance, December 31, 2002             9,671,664          9,672      1,975,981     (2,121,280)       (10,000)      (145,627)

(Unaudited):
Sale of common stock pursuant to a
registration statement                 1,000,000          1,000         49,000             -               -         50,000
Offering costs                                                         (70,000)                                     (70,000)
Reduction of common stock
subscription receivable                        -              -              -             -          10,000         10,000
Net loss                                                                             (187,577)                     (187,577)
                                     -----------    -----------    -----------    -----------    -----------    -----------
Balance, June 30, 2003                10,671,664    $    10,672    $ 1,954,981    $(2,308,857)   $        -     $  (343,204)
                                     ===========    ===========    ===========    ===========    ===========    ===========


  The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

                            ARTWORK AND BEYOND, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                     December 31,  June 30,
                                                                                        2002         2003
                                                                                      (Audited)   (Unaudited)
                                                                                      ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                             $(294,274)   $(187,577)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
      Depreciation expense                                                               6,084        3,042

Changes in operating assets and liabilities:
      Increase in accounts receivable                                                    1,690
      Increase in inventory                                                              2,531        4,939
      (Decrease) in customer deposits                                                  (11,560)        (939)
      Increase in accounts payable and accrued expenses                                127,778       25,938
                                                                                     ---------    ---------
Net cash used by operating activities                                                 (167,751)    (154,597)
                                                                                     ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
      (Increase) in security deposit                                                    (5,631)           -
                                                                                     ---------    ---------
Net cash used by investing activities                                                   (5,631)           -
                                                                                     ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
      Increase in notes payable                                                         70,000      102,500
      (Increase) in deferred offering costs                                            (60,000)
      Proceeds from the sale of common stock                                                         50,000
      Proceeds from common stock subscription receivable                                30,000       10,000
                                                                                     ---------    ---------
Net cash provided by financing activities                                               40,000      162,500
                                                                                     ---------    ---------

Net (decrease) increase in cash and cash equivalents                                  (133,382)       7,903
      Cash and cash equivalents at beginning of period                                 134,802        1,420
                                                                                     ---------    ---------
      Cash and cash equivalents at end of period                                     $   1,420    $   9,323
                                                                                     =========    =========


Cash paid during the period for:
      Interest                                                                       $      79    $       -
      Income taxes                                                                   $       -    $     715

Non-cash financing activities:
      Common stock subscription receivable                                           $       -    $  40,000
      Common stock issued in exchange for accrued expenses                           $  66,150    $       -
      Reduction of deferred offering costs applied against
         proceeds from the sale of stock                                             $       -    $  70,000

         The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 2002 AND JUNE 30, 2003 (Unaudited)

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements represent the accounts of Artwork and Beyond, Inc. (the "Company"), a Delaware corporation formed on August 5, 1999.

The Company conducts its operations from offices located in Holbrook, Long Island, New York.

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has only recently begun to generate revenue, and has incurred significant operating losses since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

In the opinion of management, the interim financial statements include all adjustments (including normal recurring accruals) considered necessary for a fair presentation. Operating results for the six month period ended June 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.

The Company will seek to obtain funds through the sale of additional equity or debt securities and intends to expand its revenue stream through the utilization of auctions on the internet.

Nature of Operations

The Company was a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7 until the third quarter of 2001.

The Company was formed for the purpose of providing a medium for the purchase of artwork on the internet. The Company offers artwork through its website on the internet and provides this artwork directly from the supplier. The Company will generate revenues by the sale of such artwork and framing. It is the Company's goal to become the dominant provider in the charity art auction market and retail market, both online and offline.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 2002 AND JUNE 30, 2003 (Unaudited)

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition, Customer Deposits, and Commission Income

Revenue is recognized when artwork is shipped. Substantially all revenue is paid for prior to the artwork being shipped which results in customer deposits. Sales are subject to the right of return. An allowance for estimated returns is provided when necessary. The Company has one gallery on its e-commerce site that generates sales in which the Company acts essentially as an agent. The risk of loss on sales filled through this gallery is borne by a related company. Revenue on these orders is recorded net of related costs and classified as commission income.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk

The Company places its cash in what it believes to be creditworthy financial institutions. However, cash balances may exceed FDIC insured levels at various times during the year.

Fair Value of Financial Instruments

The carrying value of current assets and current liabilities approximates fair value due to the relatively short maturity of these instruments.

Inventory

The Company's inventory, all finished goods, is stated at the lower of cost or market. Cost is determined by the first-in, first-out method of accounting.

Equipment

Equipment is recorded at cost. Repairs and maintenance costs are charged to operations as incurred. Depreciation is computed using straight-line methods calculated to amortize the cost of assets over their estimated useful lives, generally three to seven years. Upon retirement or other disposition of property and equipment, the cost and related depreciation will be removed from the accounts and the resulting gains or losses recorded.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 2002 AND JUNE 30, 2003 (Unaudited)

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Organization Costs

In accordance with American Institute of Certified Public Accountants' Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities", the Company expenses, as incurred, costs related to organizational and start-up activities.


Cost of Computer Software

In accordance with SOP 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use", the Company expenses related costs as incurred.

Advertising Costs

Advertising costs are expensed as incurred and included in selling, general, and administrative expenses. For the year ended December 31, 2002 and the six months ended June 30, 2003, advertising expense approximated $5,300 and $3,000, respectively.

Income Taxes

Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

Loss per share

The computation of basic earnings per share ("EPS") is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect. Potentially dilutive securities outstanding as of December 31, 2002 and June 30, 2003 were both 566,675 shares. On April 25, 2001, the Company effected a 3.7917519 for 1 split of its common stock. All share and per share amounts in the financial statements have been restated to give retroactive effect to this stock split.

Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. At December 31, 2002 and June 30, 2003, and for the period then ended, the Company had no items of other comprehensive income and has, therefore, not presented a Statement of Comprehensive Income.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 2002 AND JUNE 30, 2003 (Unaudited)

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


Recent Accounting Pronouncements

In April 2002, FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, amendment of FASB Statement No. 13, and Technical Corrections". SFAS No. 145 rescinds Statement No. 4, which required gains and losses from extinguishments of debt to be classified as an extraordinary item, net of tax. SFAS 145, when adopted, will require applying the criteria of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" in determining how to classify gains and/or losses resulting from extinguishment of debt. The effective date of adoption of SFAS No. 145 is for fiscal years beginning after May 15, 2002. The Company does not expect the adoption of SFAS No. 145 to have a material effect on its financial position or results of operations.

In July 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated With Exit or Disposal Activities." This Statement requires the recognition of costs related to exit or disposal activities at the time they are incurred, rather than the previously accepted method of recognizing such costs at the commitment date of such activities. SFAS 146 is effective for such activities entered into or modified after December 31, 2002. The provisions of this statement for assets held for sale or other disposal generally are required to be applied prospectively after the adoption date to newly initiated disposal activities and therefore, will depend on future actions initiated by management. As a result, the Company cannot determine the potential effects that adoption of SFAS 146 will have on the financial statements with respect to future disposal decisions, if any.

In December 2002, FASB issued SFAS No. 148, "Accounting for Stock Based Compensation - Transition and Disclosure", which amended Statement No. 123, "Accounting for Stock Based Compensation." SFAS No. 148 provides for the use of alternative methods of transition for a voluntary change to the fair value based method of accounting for stock based compensation. It also amends the disclosure requirements of Statement No. 123 to require prominent disclosure of the Company's method of accounting for such compensation and the effect of the method used on reported results in annual and interim financial statements. SFAS No. 148 is effective for annual periods ending after December 15, 2002 and interim periods beginning after December 15, 2002. The Company does not expect the adoption of SFAS No. 148 to have a material effect on its financial position or results of operations.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 2002 AND JUNE 30, 2003 (Unaudited)

NOTE 2 - EQUIPMENT

Equipment consists of the following:

                                                December 31,       June 30,
                                                    2002             2003
                                                ------------       ---------
           Equipment and Furniture              $     30,813       $  30,813
           Less:  Accumulated Depreciation           (15,280)        (18,322)
                                                ------------       ---------
                                                $     15,533       $  12,491
                                                ============       =========


NOTE 3 - INCOME TAXES

The deferred income tax benefit approximates $99,000 and $84,000 for the year ended December 31, 2002 and the six months ended June 30, 2003, respectively. State taxes included therein approximate $18,000 and $17,000 for the year ended December 31, 2002 and the six months ended June 30, 2003, respectively. The non-current deferred tax assets of $780,000 and $864,000 for December 31, 2002 and June 30, 2003, respectively, are comprised of the benefits of net operating losses. At December 31, 2002 and June 30, 2003, the State tax component of the deferred tax asset approximated $159,000 and $176,000, respectively. The balance of the deferred tax asset is related to the Federal income tax component.

The reconciliation of the effective income tax rate to the Federal statutory rate of 39% is related to the effect of state income tax rates.

At December 31, 2002 and June 30, 2003, the Company had net carryforward losses of approximately $1,619,000 and 1,807,000, respectively. Because of the current uncertainty of realizing the benefits of the tax carryforward, valuation allowances, all related to the net operating loss carryforwards, of $780,000 at December 31, 2002 and $864,000 at June 30, 2003 equal to the tax benefits for deferred taxes have been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 2002 AND JUNE 30, 2003 (Unaudited)

NOTE 3 - INCOME TAXES (continued)

Net operating loss carryforwards expire as follows:

                                                     NOL         Expiration
                                                Carryforward        Date
                                                -------------       ----
                                                $    24,000         2019
                                                    753,000         2020
                                                    547,000         2021
                                                    295,000         2022
                                                -------------
     Balance at December 31, 2002                 1,619,000
                                                    188,000         2023
                                                -------------
     Balance at June 30, 2003                   $ 1,807,000
                                                =============

The net operating loss benefits could also be reduced if there is a "382 Change of Ownership."


NOTE 4 - RELATED PARTY TRANSACTIONS

In November 1999, the Company entered into an agreement with an entity which, at that time, was a related company (an officer, director, and shareholder of the Company owned this related company). The Company purchased certain prints of works of art, framed and unframed, from this entity. The entity has agreed to supply such art at competitive terms, on an exclusive basis to the Company, for sale on the internet. In July 2001, the shareholder discussed above sold his 100% interest in the formerly related entity to an unrelated third party.

At December 31, 2002 and June 30, 2003, the Company included in accrued expenses amounts payable to the related entity of approximately $6,000 and $0, respectively. Total purchases from this related party at December 31, 2002 and June 30, 2003 were approximately $23,000 and $15,000, respectively.

Additionally, the Company leases its office space on a month-to-month basis from this related company. Rental expense was approximately $27,000 and $15,000 for the year ended December 31, 2002 and the six months ended June 30, 2003, respectively.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 2002 AND JUNE 30, 2003 (Unaudited)

NOTE 5 - NOTES PAYABLE - SHAREHOLDERS/OFFICER

At December 31, 2002, the Company was obligated to a shareholder/officer pursuant to a non-interest bearing demand note for $9,804.

At December 31, 2002, the Company was obligated to this same shareholder/officer for an additional $10,000, pursuant to a note bearing interest at the rate of 9% per annum and maturing on March 20, 2003. Additionally, the Company was indebted to two other shareholders for a total of $60,000, pursuant to three notes bearing interest at the rate of 9% per annum with the following maturities:
$20,000 due on February 23, 2003, $15,000 due on February 28, 2003, and $25,000
due on May 5, 2003. All of these notes were extended six months.

At June 30, 2003, the Company was obligated to the above shareholder/officer pursuant to three non-interest bearing demand notes totaling $27,304 and an additional $10,000, pursuant to a note bearing interest at the rate of 9% per annum and maturing on September 20, 2003. Additionally, the Company was indebted to two other shareholders for a total of $145,000, pursuant to four notes bearing interest at the rate of 9% per annum with the following maturities:
$20,000 due on August 23, 2003, extended to February 23, 2004, $15,000 due on August 28, 2003, extended to February 28, 2004, $25,000 due on November 5, 2003, and $85,000 due on December 25, 2003.

Interest expense related to the above notes for the year ended December 31, 2002 and the six months ended June 30, 2003 was approximately $1,900 and $6,000, respectively. At December 31, 2002 and June 30, 2003 the weighted average interest rate on short-term borrowings was approximately 6.6% and 7.0%, respectively. The average dollar amount of the borrowings as of December 31, 2002 and June 30, 2003 was approximately $16,000 and $23,000, respectively.


NOTE 6 - COMMON STOCK

On October 4, 2001, an investor agreed to provide for aggregate payments of $50,000 ($.08333 per share) in exchange for 600,000 shares of common stock. As of January 2003, all payments have been made. The agreement further provides that in the event the Company's (SEC) registration statement is not declared effective or the stock is not publicly traded by December 31, 2002, then the investor has the right to return 360,000 shares. Since the registration of shares became effective in January 2003, the right of return is no longer operative.

In January 2003, the Company's registration statement became effective and 1,000,000 common shares were sold at $.05 per share.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 2002 AND JUNE 30, 2003 (Unaudited)

NOTE 7 - OPTIONS AND WARRANTS

In January 2000, the Company adopted an incentive stock option plan ("ISO") that provides for the issuance of options to purchase 450,000 shares of common stock.

The Company will use the intrinsic value method (APB Opinion 25) to account for its stock options granted to officers, directors, and employees. Under this method, compensation expense is recorded over the vesting period based on the difference between the exercise price and quoted market price on the date the options are granted.

ISOs may not be granted to an individual to the extent that in the calendar year in which such ISOs first become exercisable the shares subject to such ISOs have a fair market value on the date of grant in excess of $100,000. No option may be granted under the ISO after January 2010 and no option may be outstanding for more than ten years after its grant. Additionally, no option can be granted for more than five years to a stockholder owning 10% or more of the Company's outstanding common stock and such options must have an exercise price of not less than 110% of the fair market value on the date of the grant. No options have been granted pursuant to the ISO plan.

On September 30, 2000, the Company granted to an employee an option to purchase 180,000 shares of common stock, exercisable at $0.92 per share. The options vested one half on November 15, 2000, and the balance on May 15, 2001, and expire in September 2005. The exercise price equaled the fair value of the stock on the date of grant and, accordingly, the Company has not recorded any compensation expense related to these options.

The Company has granted options to members of its advisory board covering an aggregate of 7,500 shares of common stock. The options have an exercise price of $1.50 per share, vest one year from date of grant and expire in 2004.

A summary of stock option transactions is as follows:

                                                      December 31, 2002   June 30, 2003
                                                      -----------------   -------------

    Outstanding, beginning                                 187,500           187,500
    Granted at an exercise price of $1.50 per share              -                 -
                                                           -------           -------
    Outstanding, ending and exercisable                    187,500           187,500
                                                           =======           =======

The above number of options and exercise prices reflect the effect of the stock split described in Note 6.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 2002 AND JUNE 30, 2003 (Unaudited)

NOTE 7 - OPTIONS AND WARRANTS (continued)

The Company accounts for its stock option transactions under the provisions of APB No. 25. The following pro forma information is based on estimating the fair value of grants based upon the provisions of SFAS No. 123. The fair value of each option granted during the periods indicated has been estimated as of the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                              December 31, 2002   June 30, 2003
                                              -----------------   -------------
Risk free interest rate                               4%                4%
Life of the options                                6 months          6 months
Expected dividend yield                               0%                0%
Expected volatility                                   0%                0%
Weighted fair value of options granted              $0.00             $0.00


Warrants

The Company has issued outstanding warrants to purchase 379,175 shares of common stock. The warrants are exercisable on or before April 20, 2005 at an exercise price of $0.98 per share.


NOTE 8 - MAJOR VENDORS

The Company purchases substantially all of its artwork from two vendors and has all of its artwork framed by one of the aforementioned vendors. At December 31, 2002, the Company has included in accrued expenses amounts payable to these vendors of approximately $6,000 and $4,000, respectively, while for the sixth months ended June 30, 2003 the amounts payable to these vendors were $0 and $1,600, respectively. Total purchases from these two vendors were approximately $23,000 and $24,000, respectively, during 2002. For the sixth months ended June 30, 2003, the total purchases from these vendors were approximately $15,000 and $2,000.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 2002 AND JUNE 30, 2003 (Unaudited)

NOTE 9 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consists of the following:

                                            December 31, 2002   June 30,2003
                                            -----------------   ------------
Accrued offering costs                           60,000            60,000
Accrued litigation costs                         30,000            30,000
Accrued accounting and auditing                  25,000            31,269
Other accrued expenses                           12,176            22,188
Accrued artwork purchases                         9,936             2,232
Accrued compensation                              5,329            13,417
Accrued interest                                  1,870             9,439
Accounts payable                                 17,030            18,734
                                               --------          --------
                                               $161,341          $187,279
                                               ========          ========


NOTE 10 - OTHER INCOME

Other income includes a return of commissions in the amount of $75,000 previously paid by the Company in exchange for non-performance on a contract.


NOTE 11 - COMMITMENT

The Company entered into a one-year agreement in March 2000 with an entity whereby a fee is to be paid for general business advice, structuring of transactions, and introduction to potential investors. Additionally, if such entity introduced a potential acquisition target and such acquisition is consummated, a fee of 1% of the transaction value will be paid in stock and 1/2% of the transaction value in cash. There were no costs incurred during the year ended December 31, 2002 and the six months ended June 30, 2003.


NOTE 12 - SUBSEQUENT EVENT

On August 22, 2003, an Exchange Agreement was executed, whereby the shareholders of Artwork and Beyond, Inc. will receive an aggregate of 80% of the outstanding common stock of Dynamic I-T, Inc. (DYNM), a public company whose stock is traded on the Over-The-Counter Bulletin Board in exchange for all of their common stock.

Concomitant with the closing, a Spin-Off/Subsidiary of DYNM was formed. Certain obligations of DYNM were transferred to this subsidiary, which were not transferred to Artwork and Beyond, Inc.

The Spin-Off/Subsidiary has agreed to indemnify DYNM for any (1) liabilities or claims arising out of or in connection with such spin-off, including but not limited to any tax liability that may arise therefrom as well as (2) any obligations.

As a result of this transaction, Artwork and Beyond, Inc. acquired and exercised control over Dynamic I-T, Inc. Accordingly, for accounting purposes, the transaction has been treated as a recapitalization of Artwork and Beyond, Inc., and, therefore, the financial statements represent a continuation of the accounting acquirer, Artwork and Beyond, Inc., not Dynamic I-T, Inc. the legal acquirer. Artwork and Beyond, Inc. is deemed to be the purchaser and surviving company for accounting purposes. Accordingly, its net assets are included in the balance sheet at their historical book value.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 2002 AND JUNE 30, 2003 (Unaudited)

NOTE 13 - LEGAL PROCEEDING

The Company has been named as one of several defendants in an action in the Supreme Court of the State of New York. The plaintiff is seeking the recovery of an alleged finder's fee for a business transaction. While the case is being vigorously opposed, the outcome cannot be determined as it is still in the discovery phase. However, it is possible that the Company could incur settlement and legal expenses defending the lawsuit. The company has made a provision for such costs.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 2002 AND JUNE 30, 2003 (Unaudited)

                        Unaudited Proforma Financial Data


On August 22, 2003, an Exchange Agreement was executed, whereby Artwork and Beyond, Inc. will receive an aggregate of 80% of the outstanding common stock of Dynamic I-T, Inc. (DYNM)

Concomitant with the closing, a Spin-Off/Subsidiary of DYNM was formed. Certain obligations of DYNM were transferred to this subsidiary, which were not transferred to Artwork and Beyond, Inc.

The Spin-Off/Subsidiary has agreed to indemnify DYNM for any (1) liabilities or claims arising out of or in connection with such spin-off, including but not limited to any tax liability that may arise therefrom as well as (2) any obligations.

As a result of this transaction, Artwork and Beyond, Inc. acquired and exercised control over Dynamic I-T, Inc. Accordingly, for accounting purposes, the transaction has been treated as a recapitalization of Artwork and Beyond, Inc., and, therefore, the financial statements represent a continuation of the accounting acquirer, Artwork and Beyond, Inc., not Dynamic I-T, Inc. the legal acquirer. Artwork and Beyond, Inc. is deemed to be the purchaser and surviving company for accounting purposes. Accordingly, its net assets are included in the balance sheet at their historical book value.

The following unaudited proforma financial data of Dynamic I-T, Inc. and Artwork and Beyond, Inc. represent the unaudited proforma consolidating balance sheet as of December 31, 2002, and the unaudited proforma consolidating statements of operations for the year ended December 31, 2002 and for the six months ended June 30, 2003.

The unaudited proforma consolidating balance sheet as of December 31, 2002 gives effect to the ownership of Artwork and Beyond, Inc. as if it occurred on January 1, 2002 and has been adjusted to give effect to the following transactions:

         1.       To record Artwork and Beyond, Inc.'s investment in Dynamic
                  I-T, Inc.

         2. To eliminate Artwork and Beyond, Inc.'s investment in Dynamic I-T, Inc., Artwork and Beyond, Inc.'s capital accounts, and to record the excess of cost over net assets acquired.

The unaudited proforma consolidating statements of operations for the year ended December 31, 2002 and for the six months ended June 30, 2003 give effect to the ownership of Dynamic I-T, Inc. as if it occurred on January 1, 2002.

                     Artwork and Beyond, Inc. and Subsidiary
                 Unaudited Proforma Consolidating Balance Sheet
                                December 31, 2002

                                             Dynamic I-T     Artwork &                      Proforma Adjustments
                                                 Inc.       Beyond, Inc.    Subtotal          Debit      Credit       Total
                                             -----------    ------------   ---------        ---------------------   ---------

ASSETS
Current Assets
   Cash and cash equivalents                 $ 1,845        $  1,420       $  3,265                                 $  3,265
   Inventory                                                   5,439          5,439                                    5,439
   Prepaid expenses and other                --------       ---------      ---------                                ---------
Total current assets                           1,845           6,859          8,704                                    8,704

Excess of cost over net assets acquired                                             (2)      193,532                 193,532
Investment in Dynamic I-T, Inc.                                                     (1)       50,000 (2)  50,000          --
Property and equipment, net                                   15,533         15,533                                   15,533
Security deposit                                               5,631          5,631                                    5,631
Deferred offering costs                                       70,000         70,000                                   70,000
                                             --------       ---------      ---------                                ---------
    Total assets                             $  1,845       $ 98,023       $ 99,868                                 $293,400
                                             ========       =========      =========                                =========


LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities
   Accounts payable and accrued expenses     $100,877       $161,341       $262,218                                 $262,218
   Advances from investors                     19,500                        19,500                                   19,500
   Notes payable - shareholders/officer        25,000         79,804        104,804                                  104,804
   Customer deposits                                           2,505          2,505                                    2,505
   Due to Dynamic I-T, Inc.                                                                          (1)  50,000      50,000
                                             --------       ---------      ---------                                ---------
   Total current liabilities                  145,377        243,650        389,027                                  439,027

Commitments and contingencies


    See accompanying notes to Unaudited Proforma Consolidating Balance Sheet.

                     Artwork and Beyond, Inc. and Subsidiary
                 Unaudited Proforma Consolidating Balance Sheet
                                December 31, 2002




                                            Dynamic I-T     Artwork &                        Proforma Adjustments
                                                Inc.       Beyond, Inc.    Subtotal          Debit         Credit         Total
                                            -----------    ------------   ---------        -------------------------    -----------

STOCKHOLDERS' DEFICIENCY
Common stock, no par value; 100 million
   shares authorized 41,690,426 shares
   issued and outstanding                    11,476,187                    11,476,187 (2)   11,476,187                           -
Preferred stock, $.001 par value;
   1,000,000 shares authorized, no shares
   issued and outstanding                                            -              -                                            -
Common stock, $.0001 par value;                                      -              -                              -             -
   20,000,000 shares authorized, 9,671,774                           -              -                              -             -
   shares issued and outstanding                                 9,672          9,672                              -         9,672
Additional paid-in capital                                   1,975,981      1,975,981                              -     1,975,981
Accumulated deficit                         (11,619,719)    (2,121,280)   (13,740,999)                 (2)11,619,719    (2,121,280)
Common stock subscription receivable                           (10,000)       (10,000)                             -       (10,000)
                                            -----------    ------------   -----------                                  -----------
   Total stockholders' deficiency              (143,532)      (145,627)      (289,159)                             -      (145,627)
                                            -----------    ------------   -----------                                  -----------
   Total liabilities and stockholders'
     deficiency                             $     1,845    $    98,023    $    99,868       $11,719,719   $11,719,719  $   293,400
                                            ===========    ============   ===========       ===========   ===========  ===========

    See accompanying notes to Unaudited Proforma Consolidating Balance Sheet.

                     Artwork and Beyond, Inc. and Subsidiary
            Unaudited Proforma Consolidating Statement of Operations
                      For the Year Ended December 31, 2002

                                                 Dynamic       Artwork &                     Proforma Adjustments
                                                I-T, Inc.     Beyond, Inc.     Subtotal       Debit       Credit         Total
                                                ----------  --------------  -------------  -----------  ----------   -------------

Sales, net                                      $       -     $  196,279    $    196,279                             $    196,279

Cost of sales                                                     87,127          87,127                                   87,127
                                                ----------  --------------  -------------                            -------------

   Gross Profit                                         -        109,152         109,152                                  109,152

Commission income, net                                            16,935          16,935                                   16,935
                                                ----------  --------------  -------------                            -------------

Total Income                                            -        126,087         126,087                                  126,087

Selling, general and administrative expenses     (702,562)      (495,670)     (1,198,232)                              (1,198,232)
                                                ----------  --------------  -------------                            -------------

Loss from operations before interest
   income, other income and (expense), and
   provision for income taxes                    (702,562)      (369,583)     (1,072,145)                              (1,072,145)

Other income and (expense)                                        75,309          75,309                                   75,309
                                                ----------  --------------  -------------                            -------------
     Loss before provision for income taxes      (702,562)      (294,274)       (996,836)                                (996,836)

Provision for income tax                                -              -            -
                                                ----------  --------------  -------------  -----------  ----------   -------------
Net loss                                        $(702,562)    $ (294,274)   $   (996,836)  $         -  $        -   $   (996,836)
                                                ==========  ==============  =============  ===========  ==========   =============

                                                                                 Basic and diluted loss per share    $      (0.10)
                                                                                                                     =============

                                                                                 Weighted average shares                9,636,323
                                                                                                                     =============

           See accompanying notes to Unaudited Proforma Consolidating
                            Statement of Operations.

                     Artwork and Beyond, Inc. and Subsidiary
            Unaudited Proforma Consolidating Statement of Operations
                     For the Six Months Ended June 30, 2003

                                                     Dynamic      Artwork &                  Proforma Adjustments
                                                    I-T, Inc.    Beyond, Inc.   Subtotal      Debit      Credit       Total
                                                   ----------    ------------  -----------   --------  --------     ----------

Sales, net                                         $       -     $ 109,605     $  109,605                           $  109,605

Cost of sales                                                       48,086         48,086                               48,086
                                                   ----------    ----------     ----------                          -----------


   Gross Profit                                            -        61,519         61,519                               61,519


Commission income, net                                               5,826          5,826                                5,826
                                                   ----------    ----------     ----------                          -----------


Total Income                                               -        67,345         67,345                               67,345

Selling, general and administrative expenses        (132,580)     (254,922)      (387,502)                            (387,502)
                                                   ----------    ----------     ----------                          -----------

Loss from operations before interest
   income, other income and (expense), and
   provision for income taxes                       (132,580)     (187,577)      (320,157)                            (320,157)

Other income and (expense)
                                                   ----------    ----------     ----------                          -----------
     Loss before provision for income taxes         (132,580)     (187,577)      (320,157)                            (320,157)



Provision for income tax                                   -             -              -

                                                   ----------    ----------     ----------    --------  --------    -----------
Net loss                                           $(132,580)    $(187,577)     $(320,157)    $      -  $     -     $ (320,157)
                                                   ==========    ==========     ==========    ========  ========    ===========


                                                                         Basic and diluted loss per share          $      (0.03)
                                                                                                                   ==============

                                                                         Weighted average shares                     10,505,918
                                                                                                                   ==============

           See accompanying notes to Unaudited Proforma Consolidating
                            Statement of Operations.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: December 8, 2003                     DYNAMIC I-T, INC.
                                            (Registrant)


                                            By: /s/ Howard Blum
                                            -----------------------------------
                                            Howard Blum
                                            President